Exhibit 3.1

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BLUE GEM ENTERPRISE, did on November 28, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 28, 2006.

Certified Copy

November 28, 2006

Job Number: C20061128-2019
Reference Number:00001093173-44
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s) 20060759537-94	Description Articles of Incorporation	Number of Pages 5 Pages/1 Copies

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775J 6S4-570S
Fax (775) 684-7138

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775)6845708

Entity:
E0865102006-7
Document Number:
20060759537-94
Articles of Incorporation	Date Filed: 11/28/2006 11:01:13 AM
(PURSUANT TO NRS 78)	In the office of

Dean Heller
Secretary of State

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Blue Gem Enterprise
2. Resident Agent	Val-U-Corp Services, Inc.
Name and Street	Name
Address:	1802 North Carson Street Suite 212	Carson City	NEVADA	89701
(must be a Nevada address	Street Address	City		Zip Code
where process may be
served)	Optional Mailing Address	City	State	Zip Code

3. Shares:
(number of shares
corporation	Number of shares		Number of shares
authorized to issue)	with par value: 75,000,000 Common Par value: $ .001		without par value: __________________________

4. Names &	1. Daniel A. Kramer
Addresses	Name
of Board of Directors/Trustees:	1802 North Carson Street Suite 212	Carson City	NV	89701
(attach additional page if there is more than 3	Street Address	City	State	Zip Code
directors/trustees)	2.
Name
	Street Address 3.	City	State	Zip Code
Name
	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)	All legal purposes

6. Names, Address	Daniel A. Kramer			/s/ Daniel A. Kramer
and Signature of	Name			Signature
Incorporator.
(attach additional page if	1802 North Carson Street Suite 212		Carson City	NV	89701
there is more than 1	Address		City	State	Zip Code
incorporator)

7. Certificate of
Acceptance of	I hereby accept appointment as Resident Agent for the above named Corporation.
Appointment of	/s/ Daniel A. Kramer
Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company	Date November 27, 2006

This form must be accompanied by appropriate fees.  See attached fee schedule.

Articles of Incorporation
Of
Blue Gem Enterprise

First. The name of the corporation is Blue Gem Enterprise

Second. The registered office of the corporation in the State of Nevada is located at 1802 N. Carson Street Suite 212, Carson City, Nevada 89701, The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

Third. The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:
a)	Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
b)	May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized,
c)
Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d)	Shall have power to sue and be sued in any court of law or equity.
e)	Shall have power to make contracts.
f)
Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

g)	Shall nave power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation,
h)
Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation, and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i)	Shall have power to wind up and dissolve itself, or be wound up or dissolved.
j)
Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not many way affect the legality of the document,

k)
Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object

1)
Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by,, any other corporation or corporations of the State of Nevada, of any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.

m)	Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.
n)
Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

o)
Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business; is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof. Shall have

p)	power to make donations for the public welfare or for charitable, scientific or educational purposes.
q)	Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

Fourth. That the total number of stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of Common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by me corporation from time to time for such considerations as may be fixed by the Board of Directors.

Fifth. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows:

Daniel A. Kramer
1802 N. Carson St., Ste. 212, Carson City, NV 89701

Sixth. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Seventh. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Daniel A. Kramer
1802 N. Carson St., Ste. 212, Carson City, NV 89701

Eighth. The Resident Agent for this corporation shall be VAL-U-CORP SERVICES, INC. The address of the Resident Agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be: 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.

Ninth. The corporation is to have perpetual existence,

Tenth. In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized:

a)	Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the corporation.
b)
To fix the amount to be reserved as working capital over arid above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

c)
By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to tune by resolution adopted by the Board of Directors.

d)
When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting Stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

Eleventh. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Twelfth. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director of Officer involving any act or omission of any such Director Or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of (he law, of (ii) the payment of dividends in violation of Section 78300 of the Nevada Revised Statutes, Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director of Officer of the corporation for acts or omissions prior to such repeal or modification.

Thirteenth. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this November 27, 2006.

Daniel A. Kramer
Incorporator

RESOLUTION

WRITTEN CONSENT OF ORIGINAL DIRECTOR/OFFICER OF

Blue Gem Enterprise

The undersigned, being all of the original temporary Directors/Officers of Blue Gem Enterprise, a Nevada Corporation, named in the original Articles of Incorporation, for purposes of incorporation only, which were filed with the Secretary of State of Nevada on November 28, 2006, do hereby consent, in writing, pursuant to NRS 78.315 to the following resolution:

RESOLVED, that this corporation shall be offered for sale and sold in its present shell form prior to the issuance or sale of any of the corporation's capital stock and/or election pf permanent Directors and Officers and without further organizational procedures or the further conduct of any business, internal or otherwise; any and all such matters, privileges and responsibilities being deferred in favor of the new owners, Directors and Officers; with the exceptions that the original Articles of Incorporation of this corporation may be amended by majority of the original incorporators to accommodate the request and pleasure of the buyer of this said corporate shell and,

FURTHER, the Directors shall guarantee to, and indemnify the buyer of this corporation, that there are NO liabilities, taxes or encumbrances of any kind or nature whatsoever outstanding against this corporation and resign as a Director and Officer to the new owners, etc.

IN WITNESS WHEREOF, the undersigned have executed this Written consent as of the date hereof.

DATED AT Carson City, Nevada, November 28, 2006.

Daniel A. Kramer
Director

SAVE AND HOLD HARMLESS INDEMNITY AGREEMENT

RECEIPT

TRANSFER AND ASSIGNMENT

Val-U-Corp Services, Inc., Nevada Resident Agents, hereby guarantees, represents and unequivocally states to purchaser(s) of Blue Gem Enterprise, a Nevada Corporation Shell, that there are absolutely NO taxes, liabilities, debts or encumbrances of any kind, type or nature whatsoever as of this date, accrued by said corporation, owing by said corporation or outstanding against said corporation and,

FURTHER, Val-U-Corp Services, Inc. agrees to Save and Hold Harmless and to completely indemnify the purchaser of said corporation, his heirs, transferees or assigns, any and all future Shareholders, Directors and Officers of said corporation from any liability whatsoever related to any liabilities of or on behalf of Blue Gem Enterprise, a Nevada Corporation, legally obligated by or against said corporation prior to date of resignation; sale and transfer to purchaser.

FURTHER, Val-U-Corp Services, Inc. hereby acknowledges receipt of a good arid valuable consideration, the receipt and sufficiency of which is hereby acknowledged as full, complete and final payment of said corporation shell and,

THEREFORE, Val-U-Corp Services, Inc. does also hereby acknowledge sale, transfer and assign of all their total right, title and interest in and to said corporation, effective as of the date hereof.

IN WITNESS WHEREOF, said officers have hereunto set their hands on this November 28, 2006 at Carson City, Nevada.
By Daniel A, Kramer, President

Val-U-Corp Services, Inc.

By Daniel A. Kramer, President

CONSENT TO ACTION WITHOUT A MEETING OF THE DIRECTORS
OF
Blue Gem Enterprise

In accordance with Chapter 78 of the Nevada Revised Statutes, Daniel A. Kramer, a Director of Blue Gem Enterprise, hereby consents to the following action:

RESOLVED that Audrey Smits is(are) hereby appointed Director(s) of Blue Genm Enterprise, to serve until a successor(s) is(are) duly elected and qualified and that upon such appointment(s), the resignation of Daniel A. Kramer from all directorships, offices and other positions held in the corporation will be accepted.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date hereof.

DATED AT Carson City, Nevada this November 28, 2006.

Daniel A. Kramer, Director

RESIGNATION

I, Daniel A. Kramer, an original Director and member of the first Board of Directors of Blue Gem Enterprise, a Nevada Corporation, hereby tender and submit my resignation as a member of the Board of Directors and as an Officer of the above named Corporation, such resignation to be effective this November 28, 2006.

Daniel A. Kramer, Director